COMMERCIAL LEASE

THIS LEASE, made on August 1, 2012, by and between CUTLER HOLDINGS, L.L.C., a New Jersey Limited Liability Company, having its principal office at the address set forth in Paragraph 1(i) (hereinafter referred to as Landlord) and MYOS CORPORATION, a NEVADA corporation, with an address as set forth in Paragraph 1(i) (hereinafter referred to as Tenant).

1. Basic Lease Provisions.

a. Address of Building: 45 Horsehill Road, Township of Hanover, Morris County, New Jersey

b. Location and Size of Demised Premises: Suite 106, consisting of a total of 5,225 gross square feet ("GSF") of office space on the first floor of the Building as shown on Schedule A attached hereto.

c. Term: Five (5) Years, with two (2) options to renew for an additional three (3) years each.

d. Commencement Date: August 1, 2012, subject to receipt of all municipal approvals and permits therefor. The monthly Base Annual Rent and Operating Expenses shall be fixed at $2,000 per month, pro-rated appropriately for any partial months, from the Commencement Date until possession of the Demised Premises has been delivered to Tenant. In addition, Tenant shall pay upon lease execution a sum of $8,500 to settle all prior occupancy charges.

e. Termination Date: the day prior to the fifth (5th) anniversary of the Commencement Date, unless sooner terminated or extended as provided herein.

f. Base Annual Rent per year:

	Rental Rate per GSF	Base Annual Rent for Suite 106	Monthly Base Rent
First Year	$9.75	$50,943.75	$4,245.31
Second Year	$10.75	$56,168.75	$4,680.73
Third Year	$12.25	$64,006.12	$5,333.851
Fourth Year	$12.75	$66,618.75	$5,551.56
Fifth Year	$13.00	$67,925.00	$5,660.42

Notwithstanding anything herein to the contrary, so long as Tenant is not then in default of any of its obligations under this Lease, the Base Annual Rent for the months of May, June and July of 2013 shall be abated in its entirety.

g. Proportionate Share: 3.66 %;

h. Security Deposit: $5,000.00

i. Address for payment of rent and notices:

Tenant	Landlord
MYOS Corporation	Cutler Holdings, LLC
45 Horsehill Road	45 Horsehill Road
Cedar Knolls, NJ 07927	Cedar Knolls, NJ 07927
Attention: Peter Levy, COO	Attention: William Cutler

2. Demised Premises.

Landlord leases to the Tenant and Tenant rents from Landlord the premises described in Paragraph 1(b) and the attached Schedule A known as Suite 106, consisting of a total of 5,225 gross square feet ("GSF") of office space on the first floor of the Building (the "Demised Premises" or the "Premises") in a certain office and warehouse building located at the address indicated in Paragraph 1(a) (the lands on which the Demised Premises is situate, as well as all buildings, common areas and other improvements now or hereafter located on said lands shall be collectively referred to as the "Building"), along with the right to use, in common with other tenants, the areas now or hereafter designated by Landlord for common use including, but not limited to, driveways, passageways, entrances, lobby, hallways, landscaped areas (collectively referred to as the "Common Area"). The Tenant shall have access to ten (10) reserved parking spaces on a exclusive basis with reasonable Myos Corporation signage.

3. Term.

The Term of this Lease shall be for a period shown in Paragraph 1(c) beginning on the date established in Paragraph 1(d) (the "Commencement Date") and ending on the date shown in Paragraph 1(e) (the "Termination Date"), except if terminated earlier as provided herein.

The Landlord has not agreed to be responsible for the completion of any improvements or for the obtaining of building permits or certificates of occupancy for the Demised Premises. The construction of any improvements are the responsibility of the contractor for the Tenant and as such, the Landlord shall have no responsibility for the completion of any improvements or any delay in completing same. The Commencement Date shall not be affected by any delays in obtaining permits or commencing construction and rent shall commence on the Commencement Date. If required by municipal authorities, Tenant will secure the Certificate of Occupancy.

3A. Option Term and Option Term Rent.

Tenant shall have two (2) Options to renew this Lease for a term of three (3) years each with the same terms and conditions as provided herein except that the rental during said renewal term shall be as follows:

The Base Annual Rent during the Option Term payable by Tenant under this Lease for the Demised Premises shall, upon each anniversary of the Commencement Date, continue to increase by three percent (3%) per annum.

Tenant shall exercise said Option by giving notice to Landlord by certified mail, return receipt requested at least nine (9) months prior to the expiration of the then existing Term. Failure on the part of Tenant to notify Landlord within said period shall void any right Tenant has to exercise such option.

Tenant's right to exercise the foregoing options are conditioned on Tenant's performance of all duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of said option, Tenant shall not be in default hereunder.

If Tenant exercises its option to extend the Lease, all terms, conditions, provisions and agreements of this Lease shall continue in full force and effect, except that the Rent for the Option Term shall be as set forth above and Landlord shall not be obligated to undertake any work on behalf of Tenant.

4. Conditions of Premises.

Landlord shall deliver the Demised Premises to Tenant on the Commencement Date in its as-is condition. Landlord represents, to the best of its knowledge, that the structure of the Building and mechanical systems that Landlord is responsible for are in good working order and in compliance with applicable law. Landlord covenants that it, at its expense, shall comply with all applicable statutes and ordinances and with all applicable regulations, rules, orders and requirements of all governmental authorities, bureaus or departments, including, but not limited to, the Industrial Site Recovery Act, with the requirements of any Board of Fire Underwriters, fire insurance rating organization or similar body having jurisdiction with respect to the Building and with all ADA requirements applicable to any portion of the Building for which Landlord has or maintains control, explicitly excluding any portion of the Building which is subject to a valid lease to an entity not controlled by Landlord.

5. Rent.

a. Tenant's obligation to pay Base Annual Rent in accordance with Section 1(d) above shall commence upon the Commencement Date.

b. Except as otherwise provided, all payments of Base Annual Rent and additional rent as described in (c.) below shall be made by the Tenant to the Landlord,

without notice or demand and without any abatement, deduction or set-off, in equal monthly installments, in advance, and shall be due and payable on the first day of each and every calendar month throughout the term based upon the Base Annual Rent and applicable monthly installments thereof set forth in Paragraph 1(f).

c. Upon a failure of Tenant to pay any rent installment, any additional rent (real estate taxes and assessments, utilities and services, and operating expenses) as provided herein within ten (10) days following the date on which such rent installment shall have been due, Landlord may impose a late charge of 5% percent of the installment due, said late charge to be immediately due and payable with the installment. The late charge percentage has been agreed by the parties to be a reasonable estimate of the additional administrative expense to Landlord in handling late payments. The ten day period referred to above with regard to late charge imposition does not constitute a grace period with respect to the obligation to pay rent and does not alter or affect the grace period for rent payment before any event of default can be declared as set forth in Paragraph 17(a)(1). The payment and acceptance of the late charge will not constitute a waiver by Landlord of any event of default by Tenant under the Lease.

d. In the event any check from Tenant is returned unpaid to Landlord, Tenant shall be obligated to pay Landlord, in addition to any applicable late charge under Paragraph 5(c), a service charge in the amount of (a) $50 or (b) the amount charged to Landlord by its bank on account of the returned item, whichever is greater. This service charge is agreed by the parties to be a reasonable estimate of additional administrative expenses to Landlord in handling a returned item.

e. If the Commencement Date is other than the first day of the month or the Termination Date is other than the last day of the month, rent for the partial month at the beginning and end of the Term shall be prorated on a per diem basis.

f. Except as provided in Section 1(f) above, upon each anniversary of the Commencement Date, the Base Annual Rent shall increase by three percent (3%) per annum. Further:

(i) Tenant covenants and agrees that said escalated Base Annual Rent shall thereafter be payable hereunder, in equal monthly installments, until the next escalation date pursuant to the terms of this Lease.

(ii) In no event shall the Base Annual Rent in a given year be less than the Base Annual Rent for the immediately preceding year.

(iii) Any delay or failure of Landlord in computing or billing Tenant for the escalation of Base Annual Rent as provided herein shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such escalation of Base Annual Rent hereunder.

(iv) Tenant's obligations to pay the escalated Base Annual Rent pursuant to this subsection shall continue and shall cover all periods up to the date that

this Lease is scheduled to expire, and shall survive any expiration or termination of this Lease.

6. Real Estate Taxes and Assessments.

a. The Tenant agrees during the term of the Lease to pay as additional rent an amount equal to its Proportionate Share of all the real estate taxes, assessments and other governmental charges (Taxes), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (except taxes on Landlord's income, capital gains or transfer taxes) without limitation (including assessments for public improvements and interest on unpaid installments thereof), which may be levied, assessed or imposed upon the Building or become liens upon or arise out of or due to the interest held by the Landlord or out of or due to the occupancy or possession of the Building from time to time. Such sum shall be due and payable with the monthly rent in the next month, after notification of the Taxes.

In the event a special or local assessment shall be levied against the Building and this assessment is caused solely by the Tenant or its use of the Building, then Tenant shall pay the entire cost of that assessment as additional rent. In the event a special or local assessment shall be levied against the Building and this assessment is caused in part by Tenant and certain other tenants, but not all tenants, then Tenant shall pay a proportionate cost of that assessment based upon Tenant's GSF in relation to the combined total GSF of all tenants responsible for that assessment. In the event a special or local assessment shall be levied against the Building and this assessment is a general assessment levied against the entire Building, then Tenant shall pay a proportionate cost of that assessment based upon Tenant's GSF in relation to the combined total GSF of all tenants in the Building. The additional rent due under this Paragraph shall be an amount equal to Tenant's share of the cost of that assessment (pro-rated monthly over Tenant's remaining term of the Lease) whether or not the Landlord elects to pay the assessment in installments. For the purpose of this Paragraph, special assessment or local assessment shall mean the imposition of a tax against the Premises by the municipality in which the Premises are located pursuant to the laws of New Jersey and shall not refer to assessments levied by the condominium association or other non-governmental entity.

b. If at any time during the term of this Lease, under the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against the Landlord or the Base Annual Rental, as a substitution, in whole or in part, for real estate tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition or charge with respect to the Building, then the amount of said tax shall be used in calculating Taxes to the extent that it is in the substitution, in whole or in part, for real estate taxes.

7. Utilities and Services.

a. Tenant shall be responsible to pay for all charges for sewer, water, electric and gas (collectively, "Utilities") use attributable to the Demised Premises as of the Commencement Date. At Landlord's option, Landlord may arrange for either (i) a

separate Utilities meter for the Demised Premises so that a separate billing account may be established for the Demised Premises with the Utilities supplier, or (ii) a submeter off the Building's meter so that Landlord can measure utilities use at the Demised Premises only for purposes of preparing a bill for Tenant. If either a separate meter or a submeter is installed, the cost of installing a separate meter or a submeter shall be borne by Landlord. In the event Tenant's use is billed directly by the Utilities, Tenant shall pay such bills directly to the supplier within the time periods allowed by the supplier without imposition of interest or penalty, but in no event later than thirty (30) days after billing.

b. Tenant shall be solely responsible to arrange for and pay for all other utilities and services used at the Demised Premises, including, but not limited to, janitorial services, garbage removal, heat, hot water, and telephone.

c. Landlord agrees to provide or arrange for through the Condominium Association, for water to lavatories, snow and ice removal from the parking lot, driveways, sidewalks, on business days and within a reasonable time after accumulation; landscape maintenance and the cleaning of common areas.

d. Landlord reserves the right to interrupt the supply of gas, water, electric and other utilities for the Premises when required by reason of accident or of repairs, alterations or improvements, until such repairs, alterations or improvements have been completed. Landlord shall not be liable in damages or otherwise for any failure to furnish or interruption of the services of gas, water, electricity or otherwise unless such interruption continues for five (5) or more continuous days in which case Base Annual Rent shall be abated proportionally, and should any such interruption last beyond thirty (30) consecutive days Tenant shall have the right but not the obligation to terminate this Lease.

8. <u>Operating Expenses</u>.

a. Tenant shall pay an amount as additional rent equal to its Proportionate Share of all costs incurred by Landlord as of the Commencement Date for the operation, repair and maintenance of the Building, (to the extent not paid for directly by Tenant) including, but not limited to, all expenses for landscaping, snow removal, repairs, outside cleaning, management, security, electricity, and insurance.

b. The Proportionate Share payable by Tenant under this Paragraph shall be paid in advance in monthly installments on the first day of each calendar month during each lease year in an amount estimated by Landlord. Within a reasonable period of time after the end of each calendar year (or fractional part of a calendar year) Landlord shall furnish Tenant a statement summarizing the actual operating cost for the preceding calendar year (or fractional part of a calendar year) and setting forth the method by which the share payable by Tenant was arrived at as herein provided. To the extent the aggregate of the monthly Proportionate Share paid by Tenant during such calendar year (or fractional part of a calendar year) exceeds the amount which is payable by Tenant for such calendar year (or fractional part of a calendar year) as hereinabove provided, the difference shall be credited against the next succeeding monthly payment to be made by

Tenant under this Paragraph. If the aggregate of the monthly charges paid by Tenant during such calendar year (or fractional part of a calendar year) is less than the actual amount due, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, within thirty (30) days of demand therefore by the Landlord. Any claim by Tenant for the revision of any statement submitted by the Landlord hereunder for any calendar year (or fractional part of a calendar year) shall be deemed waived and discharged if Tenant fails to object thereto within sixty (60) days after the end of the lease year. For the calendar year (or fractional part of a calendar year) in which the Lease commences or terminates, Tenant's Proportionate Share shall be prorated, if applicable.

9. <u>Use and Operation of Premises.</u>

a. Throughout the term of this Lease, Tenant covenants to use the Demised Premises solely as general offices. Landlord makes no representation or warranty as to whether Tenant's proposed use is permissible under the zoning of the Demised Premises, and Tenant shall be responsible, at Tenant's sole cost and expense, for obtaining all governmental approvals required for the above use.

b. The Tenant shall not permit the Demised Premises to be used for any unlawful purpose, nor shall Tenant commit or suffer any waste. The Tenant agrees to carefully preserve, protect, control and guard the Demised Premises from damage. Tenant shall not store equipment, machinery, materials, inventory or supplies or other personalty outside of the Demised Premises on the grounds upon which the Demised Premises are located, nor shall Tenant conduct any business outside of the Demised Premises such as an auction, tent sale, sidewalk sale, etc., unless permitted by local ordinance. Tenant covenants to comply with all reasonable rules and regulations which Landlord may, at any time and from time to time during the term of this Lease, uniformly impose on Tenant and the other tenants, their employees, agents, licensees and customers.

c. Tenant further covenants to keep all trash at a location as reasonably instructed by Landlord. In the event Tenant fails to properly maintain said areas, or fails to properly dispose of its trash, Landlord shall have the option to provide for the clean-up and maintenance of these areas, either on an incidental or regular basis, and to provide for trash removal, and to charge Tenant for any and all reasonable costs so incurred by Landlord. Tenant hereby agrees to pay such charges to Landlord as additional rent within five (5) days from the date of Landlord's written demand for same.

10. <u>Insurance.</u>

a. From and after the Commencement Date, and until the termination of the Term, Landlord shall keep the Building, including the Premises, insured against damage or destruction by fire of other casualties under extended coverage endorsement, and against damage caused by vandalism and malicious mischief. Said insurance shall be in amount at least equal to the full replacement cost new, from time to time during the Term of this Lease, of the Building and Premises, and shall name Tenant as an additional insured, as its interest may appear.

b. As additional rent, Tenant agrees to pay its Proportionate Share of all fire and extended coverage insurance and all liability insurance maintained by the Landlord for the Building including, but not limited to, rent insurance and insurance for personal injury and property damage.

c. Tenant shall not do or permit to be done any act or thing on the Demised Premises which shall invalidate or be in conflict with, or cause any additional premium for, any fire insurance policy insuring the Building. Tenant shall provide its own insurance coverage for its trade and other fixtures, furnishings, equipment, inventory and other personal property at the Demised Premises. Landlord shall have no obligation to repair, restore or replace any such fixtures, personal property or improvements of Tenant in the event of casualty. For the purpose of this Lease, the Tenant shall be responsible to provide insurance coverage for all of the Tenants property inside the walls of the Demised Premises. The Landlord shall insure the walls, common area, and building structure (including damage to the glass and roof of the building).

d. Tenant shall, during the term hereof, at its sole cost and expense, keep in full force and effect a policy of commercial general liability and property damage insurance with respect to the Demised Premises and the business operated by Tenant in the Demised Premises with a combined single occurrence limit of not less than ONE MILLION DOLLARS ($1,000,000.00) for each claim with respect to any one death or bodily injury, THREE MILLION DOLLARS ($3,000,000.00) for any one accident, and TWO HUNDRED FIFTY THOUSAND ($250,000.00) with respect to damage to property and full coverage for plate glass. The policy shall be from a New Jersey licensed insurance company with at least a Best's rating of A written on a so-called commercial general liability form and shall name the Landlord, mortgagees and Tenant as insureds. The policy shall contain clauses (i) that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (ii) the amount of any deductible shall be not more than $25,000; (iii) that the insurer will not cancel, fail to renew or adversely modify the insurance without first giving the Landlord thirty (30) days prior written notice; (iv) blanket contractual liability; and (v) insuring Tenant under any hold harmless and indemnity provisions of this Lease. A copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the Commencement Date, and a current copy of same maintained with Landlord at all time thereafter. This insurance must also contain coverage for materials stored in the Demised Premises during construction of the improvements to be made to the Demised Premises.

All insurance policies shall expressly provide that any losses thereunder shall be adjusted with Tenant, Landlord and any mortgage holder; and shall be carried in the name of the Tenant and the Landlord and the loss thereunder shall be payable to the Tenant, Landlord and any mortgage holder, as their respective interests may appear.

Tenant shall, at its sole cost and expense, provide Landlord with such other insurance in such amounts as from time to time may be reasonably required by Landlord's mortgage holder, or that Landlord may reasonably require.

Said insurance shall contain an amount sufficient to prevent co-insurance and shall cover the full insurable value thereof. "Full Insurable Value" shall mean the actual replacement cost, exclusive of the costs of excavation, foundations, and footings, as determined by independent appraisal.

e. Landlord and Tenant waive all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors or each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Paragraph 10 or any other insurance actually carried by each of them. Landlord or Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Demised Premises or the contents of either of them. Tenant will cause all other occupants of the Demised Premises claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claim similar to the waiver in this Paragraph 10(e) and to obtain such waiver of subrogation rights endorsements.

11. <u>Maintenance, Repairs and Alterations</u>.

a. The Tenant covenants that throughout the term of this Lease it will take good care of the Demised Premises, including all alterations, changes and improvements, made by the Tenant, at any time erected thereon, and to keep and maintain same in good order and condition, ordinary wear and tear excepted, and shall promptly make, at its sole cost and expense, all repairs and replacements to all non-structural elements, any structural elements which it may have constructed, installed or modified in connection with Alterations installed by Tenant, and the exterior and interior of the Demised Premises, including but not limited to windows, window frames, doors, locks, closing devices, floors, floor coverings, walls, ceilings, lighting fixtures and bulbs.

Tenant shall also keep and maintain in good order and condition, and shall promptly make, at its sole cost and expense, all repairs to all electrical, air conditioning, heating, plumbing and other mechanical installations, subject to any warranties or guaranties that may run with these systems; provided, that Landlord shall be solely responsible for the replacement of such equipment and systems so long as the need for replacement is not due to the negligent or intentional acts or omissions of Tenant. Landlord represents that at the Commencement Date of this Lease, all systems will be fully operative and in good working order. The Landlord shall not be deemed to have represented that the systems are adequate to handle the improvements to be made to the Demised Premises nor that no additional systems or modifications to existing systems are necessary to accommodate the changes to the Demised Premises to be made by contractors retained by the Tenant. The Landlord shall be responsible to direct the agents of the Landlord to make all required repairs, replacements and maintenance to such units and shall invoice the Tenant for the cost of so doing.

Except as expressly set forth herein, Tenant shall not be entitled to any set-off or abatement in rent in the event that its use or occupancy of the Demised Premises is temporarily disturbed or diminished as a result of repair or maintenance work of Landlord or its agents, workers or contractors. Landlord shall endeavor to minimize any such interference with Tenant's use or occupancy while performing such work to the extent reasonably practicable.

b. Tenant shall, during the term of this Lease, at its sole cost and expense, promptly comply with and make any repair required by any statute, ordinance, rule, order, regulation or requirement of the federal, state and municipal government and any and all departments, agencies, bureaus and subdivisions thereof having jurisdiction thereover, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Demised Premises other than those nuisances, violations or other grievances resulting from conditions created by Landlord or other tenants of the Building. Tenant agrees to observe and promptly comply with (i) all rules, orders and regulations of the Board of Fire Underwriters; and (ii) the requirements of all insurance policies maintained by the Landlord on the Demised Premises or on the property of which the Demised Premises are a part.

c. If Tenant fails to make any such repairs or take steps to have such condition corrected within thirty (30) days after the occurrence of the damage, Landlord may, at its option, make such repair and Tenant shall, upon demand therefore, pay Landlord for the cost thereof as additional rent.

d. Tenant shall have the right at its own cost and expense during the term of this Lease to make leasehold improvements, interior alterations and interior improvements ("Alterations") to the Demised Premises subject to the following conditions: (i) Tenant shall first obtain all necessary permits, certificates of occupancy, licenses, approvals and other such governmental permissions with regard to the construction of any Alterations, if any, required therefore; (ii) Tenant shall first obtain Landlord's approval for any Alterations which approval shall not be unnecessarily withheld, denied or conditioned; (iii) no Alteration of or involving the structural portions of the Building shall be undertaken until detailed plans and specifications have first been approved in writing by the Landlord; (iv) all Alterations when completed shall be of such a character as shall not reduce, or otherwise adversely affect, the value, cubic content or structural soundness of the Demised Premises; (v) all Alterations shall be done promptly and in a good and workmanlike manner and in compliance with all governmental laws, ordinances, orders, rules, regulations and requirements, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters or any other body exercising similar functions and having jurisdiction thereof; (vi) Tenant shall, prior to performing any work, provide Landlord with evidence that Tenant has (and will continue to have), at its sole cost and expense, adequate insurance therefore, including statutory workers' compensation insurance (or certificates for contractors indicating worker's compensation insurance is in force) covering all persons employed in connection with the work, builder's risk insurance and general liability insurance for the mutual benefit of the Tenant and the Landlord with limits reasonably acceptable to Landlord, at times when any work is in process in connection with any Alteration; (vii) Tenant shall pay all

increased taxes and insurance premiums assessed or charged as a result of the Alterations. The Tenant shall not be permitted to do any work on the Demised Premises which would void any portion of Landlord's insurance coverage.

At no cost to Landlord, Landlord shall make reasonable efforts to cooperate with Tenant with regard to Tenant's application for any permits including a Certificate of Occupancy for the Premises.

If Tenant does any leasehold improvements, approved by the Landlord, those improvements which constitute fixtures shall become the property of the Landlord. If at the end of the term, Tenant wishes to take these fixtures, they may, with the consent of the Landlord, be removed as long as the Tenant restores the Demised Premises to its original or an agreed upon condition.

e. Landlord shall make all necessary structural repairs to the Leased Premises, unless caused by Tenant, its agents, employees, licensees, or invitees. Such repairs shall include (i) the foundation and structure of the Premises and Building (the structure to be deemed to include, without limitation, the roof, roofing, leaders and gutters, loading docks, exterior walls, load bearing walls, structural frames, beams and supports, and floors as distinguished from floor covering), including, without limitation, damage caused by deterioration or land subsidence; (ii) the exterior of the Premises and Building, including the Common Areas; (ii) the service facilities, namely, the plumbing, sprinkler, sewer, gas and electrical lines, pipes, cables and conduits to the point that service facilities enter the Premises; (iv) all elevators located within the Building; (v) any mechanical, electrical, heating, ventilating, air conditioning and other systems of the Building; and (vi) all other fixtures, equipment and machinery belonging to the Building or the Premises. Landlord, at Landlord's expense, shall also make any and all repairs and replacements and do all things necessary to maintain the Leased Premises in a waterproof condition.

12. Eminent Domain.

a. If the total Demised Premises are taken or purchased by, through or in lieu of condemnation proceedings or any right of eminent domain, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

b. The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority subject to the provisions as hereinafter provided in this Paragraph, all rent or other charges, paid or payable by Tenant to Landlord shall be adjusted as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date hereof and the full Security Deposit shall be refunded to Tenant and all liability of Tenant under this Lease shall terminate.

c. Landlord reserves to itself all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act or any public or quasi-public authority for which damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest. Notwithstanding the above, Tenant shall have all rights, in law or equity, for protecting, settling and recovering from the condemning authority all damages, expenses or losses resulting directly from the exercising of the power of condemnation or eminent domain upon the Demised Premises (including the value of furnishing, equipment, trade fixtures, leasehold improvements installed at Tenant's expense and relocation expenses).

d. In the event that only a portion of the Demised Premises is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted based on square footage. In the event, however, the portion of the Demised Premises to be taken will constitute twenty five (25%) percent or more of the floor area of the Demised Premises or would adversely affect, in a material manner, Tenant's use and enjoyment of the Demised Premises, Tenant shall have the right to terminate this Lease effective on the date of taking provided Tenant gives Landlord written notice of its election no later than thirty (30) days following the date Landlord gives Tenant written notice that a portion of the Demised Premises is being taken.

13. Indemnity and Liability for Injury and Loss.

a. Except as provided in Subsection (c) below, Landlord (1) shall not be liable to Tenant or any other person on the Demised Premises for any damage either to person or property, except if the damage is caused by the gross negligence or the intentional act of Landlord or Landlord's agents, servants or employees; and (2) except as expressly provided herein, shall not be responsible or liable for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other utility service, although Landlord will use reasonable commercial efforts to have same restored in a commercially reasonable time; and (3) except as provided in Section (c) below, shall not be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by Tenant or other person.

b. Tenant shall indemnify, defend and save Landlord harmless from and against all injuries, liability, expense claim or damage to any person or property while on the Demised Premises, arising out of the use or occupancy of the Demised Premises by Tenant, except if such injury is caused by the grossly negligent act of Landlord or Landlord's agents, servants or employees.

c. Landlord agrees to indemnify and save harmless Tenant from and against all claims arising out of the gross negligence of Landlord, or its agents, servants, employees, licensees and invitees, or out of Landlord's failure to perform and observe obligations required to be performed by it under the provisions of this Lease.

14. Lease Subordination.

a. This Lease shall not be a lien against the Demised Premises in respect to any mortgage(s) that now or hereafter may be placed against the Property or any part thereof, and such mortgage(s) shall be superior and prior in lien to this Lease, irrespective of the date of granting or recording. Tenant agrees to accept any mortgagee as the Landlord hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Property by foreclosure or otherwise and further agrees to sign a non-disturbance agreement with or from any present or future mortgagees, in form and substance standard to the banking industry.

b. The term mortgage as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

c. Tenant does hereby agree to any assignment by Landlord, now or hereafter, of the rentals under this Lease to a mortgagee, and all extensions, renewals, modifications and replacements thereof. Upon request, Tenant shall, within five (5) days after receipt, execute and deliver to Landlord an acknowledgment, in a form reasonably required by any mortgagee, stating (i) it is the Tenant under this Lease; (ii) the Demised Premises have been unconditionally accepted and occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully sets forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet; (v) no claim or right of set-off exists and neither Landlord nor Tenant is in default and no grounds for reducing the rent or canceling the Lease exist; and (vi) any exceptions to the above statements.

15. Damage or Destruction.

a. If, after the date hereof, the Demised Premises are damaged by fire, enemy action, or other casualty (such damage being hereafter called fire damage), Landlord shall repair and restore said Demised Premises. In such event there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which the portion or extent to which said Demised Premises were damaged or may not be used by Tenant. This abatement shall not apply when the Demised Premises are damaged in whole or in part as a result of Tenant's negligence or intentional acts. In such circumstance, Tenant shall remain liable for all Rent under the Lease. If the Demised Premises cannot be restored and Tenant cannot resume its normal business within ninety (90) days , either Landlord or Tenant may cancel this Lease. This right to cancel shall not apply when the Premises are damaged in whole or part as a result of Tenant's actions or negligence; in such circumstances, the right to cancel this Lease shall be solely Landlord's.

b. Nothing hereinabove contained with respect to Tenant's right to abate rent under proper conditions shall be construed to limit or affect Landlord's right to payment under any claim for damages covered by any rent insurance policy maintained by or for the benefit of the Landlord.

c. In the event of damage or casualty to the Demised Premises, Landlord shall not be liable for interruption to Tenant's business, or repair of Tenant's property or leasehold improvements, which replacement and repair shall be undertaken by the Tenant.

16. Compliance with Environmental Laws.

If applicable to Tenant's use of the Demised Premises, Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act N.J.S.A. 13:lk-6 et seq. and the regulations promulgated thereunder ("ISRA"), if applicable, as well as all other environmental laws now or hereafter enacted and applicable to Tenant's use of the Demised Premises, Tenant's activities thereat or materials used or maintained by Tenant thereat (ISRA and such other laws are collectively referred to as "Environmental Laws." In any such case, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection (the "NJDEP") or such other appropriate governmental agencies charged with the administration of Environmental Laws (hereinafter collectively referred to as the "Agency"). Should the Agency determine that a cleanup plan be prepared and that a cleanup be undertaken because of any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injecting, escape, leaching, disposing or dumping (collectively referred to as a "Discharge") of hazardous substances or wastes at the Property which was caused by Tenant, its agents, employees, contractors, visitors, or guests, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans.

If there is any triggering event under ISRA or other Environmental Law caused by Tenant's usage of the Demised Premises which would necessitate compliance at no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of documents necessary to file under ISRA or any other Environmental Law and shall promptly sign affidavits and other such documents when requested by Landlord.

Both Landlord and Tenant shall each indemnify, defend and save the other harmless from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any Discharge of hazardous substances or wastes at the Building which were caused by the Landlord or the Tenant, its agents, employees, contractors or guests as the case may be; or arising out of either party's failure to provide all information, make all submissions and take all actions required by ISRA, the Agency or under any other Environmental Law. The failure to abide by the terms of this Paragraph shall be restrainable by injunction.

If Landlord shall be found to have violated ISRA or any other applicable Environmental Law, Landlord shall effectuate and complete full compliance with ISRA and any other applicable Environmental Law, including but not limited to any necessary cleanup, prior to the Termination Date of this Lease or prior to the Termination Date of a Renewal Period, whichever is applicable. If Tenant shall be found to have violated ISRA or any other applicable Environmental Law, Tenant shall effectuate and complete full

compliance with ISRA and any other applicable Environmental Law, including but not limited to any necessary cleanup, prior to the Termination Date of this Lease or prior to the Termination Date of a Renewal Period, whichever is applicable, and will be liable for damages to Landlord if it fails to do so. Tenant shall make commercially reasonable efforts to commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this Paragraph by no later than the Termination Date. In the event ISRA shall apply to Tenant's occupancy of the Demised Premises and its termination of operations at the Demised Premises, Tenant shall deliver to Landlord a non-qualified approval of Tenant' negative declaration on or before the Termination Date. In the event ISRA shall not apply to Tenant's occupancy of the Demised Premises and its termination of operations at the Demised Premises, Tenant shall furnish landlord with a letter of ISRA non-applicability from the NJDEP on or before the Termination Date. Tenant's obligations under this Paragraph shall survive the termination of this Lease.

"Hazardous substances or wastes" shall include any pollutants, contaminants, dangerous substances, toxic substance, wastes, materials or substances, the presence of which requires investigation, monitoring, reporting or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law.

The Tenant represents and covenants that its NAICS code is ___________ and that it, now and throughout the Term of this Lease is and shall remain the same. Any costs assessed to the Landlord occasioned by a change in the NAICS Code of the Tenant will be borne by Tenant. This representation is not intended to in any way expand the limitation as to the specific use of the Demised Premises permitted under Paragraph 9(a).

Notwithstanding any of the above, Tenant will not be responsible for any claims on the Demised Premises which arise from acts or problems occurring prior to Tenants taking possession. Landlord shall indemnify, defend and save Tenant harmless from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any discharge of hazardous substances or wastes at the Building or the Demised Premises which were caused or created prior to the Commencement Date of this Lease or that were caused by the act, omission or negligence of Landlord.

17. Defaults and Remedies.

a. The following shall constitute events of default under this Lease:

(1) failure to pay when due any installment of rent or additional rent reserved herein, or any part of either or any security deposit, or portion thereof, which failure shall continue for more than ten (10) days;

(2) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof to Tenant, provided, however, if the default complained of in the notice is of such a nature that it could not reasonably be cured within thirty (30) days, then there shall be no default so long as Tenant (i)

commences a cure within thirty (30) days after the notice, (ii) pursues the cure with all due diligence, and (iii) completes the cure within no more than ninety (90) days after the notice, if reasonable to do so;

(3) abandonment, vacation or desertion of the Demised Premises or suspension of business at the Demised Premises for more than thirty (30) consecutive days, unless Tenant continues to pay any and all sums due under this Lease;

(4) if this Lease shall be assigned or sublet by Tenant, except as permitted in Paragraph 18; or

(5) the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the underlying proceeding is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; making of a general assignment for the benefit of creditors.

b. Upon the occurrence of an event of default, after giving the Tenant a ten (10) day period to cure (except in cases of non-payment of rent) or such longer period as may be provided in Paragraph 17(a)(2) above, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

(1) Landlord may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth, and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or other legal proceeding and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same as heretofore provided.

(2) Landlord shall make commercially reasonable efforts to relet the Demised Premises at rates equal to the fair market value of the Premises for the remainder of the Term or any exercised Option Term. Landlord shall have the right, upon regaining possession to the Premises to restore the Demised Premises to the condition in which it was required to be surrendered by Tenant under Paragraph 24, and (iv) receive and apply the rent so received to pay all fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any reasonable

legal fees and expenses arising therefrom, the cost of re-entry, repair and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or by other legal means, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, and in no event shall Tenant be entitled to or receive any benefit or credit from any rental in excess of the rent reserved under this lease which results from a reletting of the Demised Premises after Tenant's default;

(3) Regardless of whether Landlord relets the Demised Premises, or enters or re-enters the same, whether by summary proceedings, termination or other legal means, Tenant except pursuant to Paragraph 17(b)(2) above, will pay Landlord, and be liable to Landlord for (i) the full amount of all base annual rent, additional rent, and other charges then due or thereafter to become due to Landlord hereunder less (i) any sums collected by Landlord from the Tenant during the remaining term of this Lease and (ii) any sums collected by Landlord pursuant to any reletting; said amount shall be paid by Tenant to Landlord on the days originally fixed herein for payment thereof;

(4) If Tenant shall fail to pay any taxes or make any other payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained beyond any applicable notice and cure periods, Landlord may, without being under any obligation to do so, and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all expenses so incurred by Landlord, together with interest, at the rate set forth in Subparagraph 17(b)(5) below, on such sums and expenses from the date incurred until payment in full;

(5) Interest on any sums due to Landlord from Tenant under this Lease shall accrue from the date such sums became due and payable, at a variable rate equal to two (2) percentage points above the prime interest rate as set daily in the Eastern Edition of the Wall Street Journal, but in no event less than eight (8%) percent per annum.

c. Any and all reasonable attorneys' fees which result due to the Landlord or Tenant enforcing or protecting its rights against one another under this Lease will be assessed against the non-prevailing party.

d. Upon an event of default, the parties agree that Landlord shall be deemed to have satisfied any obligation at law to mitigate damages by listing the Demised Premises for rental with a commercial real estate broker licensed to do business in New Jersey and familiar with current Morris County rents, leases and lease terms and taking commercially reasonable efforts to relet the Demised Premises.

e. In the event the Landlord defaults in any of its obligations under this Lease, Tenant, after not less then thirty (30) days notice of said default to Landlord, (unless such default results in an eminent risk of hardship to persons or property, in which event Tenant shall give Landlord notice as soon as is reasonably practical) may, but shall not be obligated to remedy such default. All reasonable sums expended or

obligations reasonably incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon fifteen (15) days written demand.

18. Assignment and Subletting.

a. Tenant shall not be entitled to transfer, sell, mortgage, pledge, hypothecate, or assign this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof (hereinafter referred to as "Assignment") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Subletting shall not be allowed during the first year of the lease.

Notwithstanding the foregoing to the contrary however, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises, without Lessor's consent, to any of the following: (i) any parents, subsidiary or Affiliate Company (as hereinafter defined); (ii) any corporation resulting from the consolidation or merger of Lessee into or with any other entity; (iii) any person, firm, corporation, partnership, joint venture, limited liability company or other legal entity ("Company") acquiring a majority of Tenant's issued and outstanding capital stock or substantially all of Tenant's physical assets; or (vi) any Company purchasing the business which Tenant conducts at the Premises. "Affiliate Company" shall mean any Company that, through one or more intermediaries, controls or is controlled by or is under common control with Tenant. Tenant should be permitted to retain 50% of all rents collected in connection with any such assignment or sublease that exceeds the Rent and additional rent set forth hereunder. After any Assignment of the Lease by Tenant, Tenant shall have the right to (i) cure the default, and (ii) provided such default has been cured, to have the Lease reassigned to Tenant.

Where Landlord's consent is required hereunder, the criteria for Landlord's consent shall include such factors as, without limitation, the proposed assignee's (hereinafter referred to as the "Assignee") financial condition and its experience in the business it will conduct at the Demised Premises (without regard to the Tenant's continued responsibility under the Lease); the activity that will be carried out by the Assignee at the Demised Premises; satisfactory assurance that the Assignee's presence at the Demised Premises would not constitute an industrial establishment under ISRA, approval by the holders of any mortgages against the Demised Premises or any assignees under any assignment of leases made by Landlord. Tenant shall provide Landlord with all information reasonably requested by Landlord for its decision on the requested Assignment and Tenant shall bear all expenses incurred or sustained by Landlord in order to assess and evaluate the Assignment, including, but not limited to, its reasonable attorneys' fees. Any consent shall apply only to the specific transaction for which it was given and shall not be a waiver of the obligation of Tenant to obtain consent to Assignments. The acceptance or collection of rent by the Landlord from any Assignee shall not be deemed an acceptance of such Assignee as Tenant in lieu of written express consent or as a release of Tenant from its obligation under this Lease.

b. In the event the Lease is assigned, such Assignment shall be expressly conditioned upon the compliance by Tenant and the Assignee of the following provisions:

(1) From the time of a request for a consent to the Assignment through the effective date of the Assignment itself, this Lease must be in full force and effect without any breach or default thereunder existing on the part of the Tenant.

(2) The Assignee shall assume, by written recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the assignment.

(3) A copy of the executed Assignment and the original assumption agreement shall be delivered to the Landlord prior to the effective date of such Assignment.

(4) Such Assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant and Assignee shall continue to be and remain liable hereunder.

(5) If applicable pursuant to Tenant's usage of the Demised Premises, Tenant shall have complied with the requirements of ISRA and shall have received from the NJDEP a non-qualified approval of Tenant's negative declaration. Tenant shall furnish Landlord with a copy of the approval from the NJDEP at the time the request for consent to the Assignment is made to Landlord.

c. In the event the Assignment, for which Landlord's consent is required, Landlord shall have the right, at its sole option, in lieu of giving its consent to an Assignment, to recapture the Demised Premises, in which event the Termination Date for this Lease shall become the date the Assignment was to become effective (or if no effective date was specified by Tenant in its request for consent, the Termination Date shall be the sixtieth (60) day following Landlord's election to recapture.

d. Except as provided in this Section 18 any assignment or sublease made by Tenant without Landlord's prior written consent shall be void and a default under this Lease, giving Landlord the right to exercise all of its rights hereunder, including but not limited to the right to terminate the Lease.

19. Signs.

Tenant shall have the right, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but subject to any applicable law or ordinance and Tenant's receipt of all necessary governmental approvals, to install, relocate and replace from time to time, signs, awnings, canopies, flags or any other form of advertisement ("Signage") on the exterior and interior of the Demised Premises, and to maintain, modify and replace the Signage and any structure supporting same, from time

to time, throughout the Term, all at Tenant's sole cost and expense. Tenant shall have the right to illuminate all of Tenant's Signage at the Building. Tenant shall be responsible, at Tenant's sole cost and expense, for the maintenance and repair of its signs and shall remove them at the expiration of the term of this Lease and repair all damage caused by the removal.

20. Landlord's Right to Make Modifications to the Property.

Landlord reserves the right to make changes to the Building, common areas and the improvements thereon, other than to the Demised Premises, provided said changes does not unreasonably restrict access to or the size of the Demised Premises.

21. Intentionally Omitted.

22. Quiet Enjoyment.

Landlord covenants and agrees with Tenant that upon Tenant's prompt and full payment of all rent and other sums required to be paid by Tenant under this Lease and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease, and any present or future underlying leases, ground leases, and/or mortgages, and any related non-disturbance agreements thereto, on the Property.

23. Holding Over.

The Tenant shall have no right to remain in possession of the Demised Premises or any part thereof after the Termination Date unless the provisions of Paragraph 3A are met. If the Tenant shall occupy the Demised Premises, other than as provided by Paragraph 3A, after the expiration of this Lease with the consent of the Landlord (which consent it shall be the obligation of Tenant to obtain in writing prior to the Termination Date or prior to the end of the Option Terms as set forth in Paragraph 3A, whichever is applicable and which consent Landlord shall be under no obligation to give), and rent is accepted and collected from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. If such occupancy continues after such notice of termination, or if Tenant shall continue its occupancy after the Termination Date or after the end of the Option Terms as provided by Paragraph 3A, whichever is applicable, without obtaining Landlord's consent, Tenant shall pay to Landlord, as partial damages and without need for notice or demand, one and one-half times the amount of both the Base Annual Rent and all additional rent pro-rated monthly for each month the Tenant retains possession of the Demised Premises or any part thereof after termination of the Term. In addition, the Tenant shall also be responsible for all costs, expenses and damages incurred by Landlord and its agent to obtain possession from Tenant and/or as a result of any loss and/or

liability sustained by Landlord or its agents in connection with any subsequent Tenant which may have intended to occupy said Demised Premises at the expiration of the term herein. The acceptance of rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid, unless the provision of Paragraph 3A are met.

24. Surrender.

a. On the last day of the term or on the sooner termination thereof, pursuant to this Lease, Tenant shall, at Tenant's sole cost and expense, (i) peaceably surrender the Demised Premises broom clean, in good order and condition and, except for reasonable wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control and Alterations permitted hereunder; and (ii) at its expense remove from the Demised Premises the signs, movable furniture, equipment, machinery, trade fixtures and carpeting which were furnished and installed by and at Tenant's cost and expense, unless this Lease shall otherwise provide that such items are or became the property of Landlord ("Tenant's Property"), and any of Tenant's Property not so removed may at Landlords' election and without limiting Landlord's right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by Tenant in the removal of Tenant's Property shall be repaired by and at Tenant's expense.

b. The title to all Alterations, additions, improvements, repairs, decorations (including any carpeting and hard surface, bonded or adhesively affixed flooring), heating, ventilation and air conditioning equipment and fixtures (other than Tenant's trade fixtures) which shall have been made, furnished or installed by or at the expense of either the Landlord or Tenant in or upon the Demised Premises, vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge.

c. Anything herein to the contrary notwithstanding, Landlord may elect to require that Tenant remove all Alterations and other leasehold improvements made by Tenant upon the expiration or sooner termination of this Lease in accordance with all applicable laws, ordinances, rules and regulations and to Landlord's reasonable satisfaction (on ninety (90) days prior written notice in the event of the expiration of this Lease by its terms) and repair all damage to the Demised Premises and Building resulting from its removal. Landlord may remove any Alterations or other leasehold improvements made by Tenant that Tenant is required but fails to remove at the expiration or earlier termination of the Lease, and Tenant shall pay to Landlord the reasonable cost of removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

25. Notices.

All notices and demands which are required to or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be deemed effectively given three business days after being sent by United States registered or certified mail, postage prepaid, or one business day after being sent by Federal Express or United States

Express Mail (or by such other national overnight courier service), in each case addressed to the parties at the addresses shown in Paragraph l(i). Notices transmitted by means other than set forth above shall be deemed effectively given upon receipt by the party being noticed. Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party or by an assignee or successor or either of them by the giving of written notice to the other.

26. Compliance with Laws.

Tenant will not use or occupy, or permit any portion of the Demised Premises to be used or occupied, (a) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy or other governmental requirement, or (b) in any manner for any business or purpose that would in any way violate, suspend, void or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the Building in which the Demised Premises are located or its contents. Tenant will comply with all laws, ordinances, orders, rules, regulations and other governmental requirements relating to its use or occupancy of the Demised Premises, and all rules, orders, regulations, recommendations and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the Building in which the Demised Premises are located.

27. Exculpation.

Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of the Landlord or on the part of the partners or agents of Landlord with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Property in which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord.

28. Relocation.

Landlord, at its sole cost and expense, on at least thirty (30) days' prior written notice to Tenant, may require Tenant to move from the Demised Premises to another suite of comparable size, location and décor, reasonably acceptable to Tenant. In the event of any such relocation, Landlord will move or pay all moving expenses of Tenant's furniture and equipment and the installation of same to and in the relocated Demised Premises. Occupancy of the new Premises shall be under and pursuant to the terms of this Lease, which shall be amended to reflect the change in location. In connection with the foregoing right, Landlord shall (i) at Landlord's sole cost and expense, buildout the new premises to substantially the same layout, kind, condition, quality and quantity as the Demised Premises or as may otherwise be agreed to by Landlord and Tenant; (ii) if requested by Tenant, install direction signage from the Demised Premises to the new premises for at least one full calendar quarter; and (iii) cooperate with Tenant so that the move can be made outside of Tenant's normal business hours or as may otherwise be necessary to minimize any disruptions to the conduct of Tenant's business operations

from the Demised Premises.

29. Miscellaneous

a. Definition

(1) The word "Tenant" shall mean each and every person or party mentioned as Tenant herein, and if there shall be more than one Tenant, then each such person or party being named as a Tenant shall be jointly and severally liable for the obligations of the Tenant under this Lease, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.

(2) The term "Landlord" as used in this Lease shall mean the owner or for the time being of the Property, and if such property or the Lease be sold or transferred, voluntarily or involuntarily, the seller, or assignor, shall be relieved of all obligations under this Lease arising on or after the date of any such transfer. The Security Deposit will be transferred to the new owner, unless all or a portion thereof has been applied pursuant to the terms of this Lease.

(3) The words "rent" or "rental" may be used interchangeably and are defined to include all monies specifically reserved as Base Rent, Base Annual Rent, additional rental, rent, and all costs, expenses and damages which the Landlord may suffer or incur by reason of any default of the Tenant or failure on its part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Landlord.

(4) The words "lease year" shall mean the period of twelve (12) successive calendar months, with the first lease year beginning on the Commencement Date and each succeeding lease year beginning immediately after the prior lease year on the anniversary of the Commencement Date.

(5) The term "Proportionate Share" as used in this Lease shall mean the percentage which results from dividing the square feet shown in Paragraph l(b) by the total rentable enclosed floor areas as in the Building as of the first day of each calendar year. The initial Proportionate Share of Tenant is shown in Paragraph l(g). The parties acknowledge that the total rentable enclosed floor area in the Building may hereafter change, and in such event, the Proportionate Share shall be adjusted as provided for above.

b. Abandonment of Fixtures. If Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, Landlord may at its option deem the property abandoned by the Tenant, in which case, it shall become the property of the Landlord.

c. Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any provision of this Lease shall not be

construed as a waiver or relinquishment for the future of such provision. The receipt by Landlord of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach. So long as an arrearage in payment of any obligation of Tenant under this Lease shall exist, Landlord shall have the right, in its absolute discretion, and despite any contrary instructions of Tenant, to apply any payments received from Tenant to such arrearage in such order of priority as Landlord shall choose. No endorsement or statement on any check nor any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises.

d. Entire Agreement. This Lease sets forth the full understanding between Landlord and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, nor any surrender of the term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

e. Lease Effective. The submission of this Lease by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant. With regard to the payment of commissions, both parties agree that the effective date of this Lease is the date rent is first paid.

f. Partial Invalidity. If any provision of this Lease should be held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

g. Landlord's Rights of Entry. Landlord or its designees shall have the right to enter the Demised Premises during reasonable business hours and upon reasonable notice to Tenant for the purpose of examining the same, or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord's right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so and Tenant shall be permitted to have a representative present at any such entry. During the three (3) months next prior to the expiration of the term of this Lease, Landlord or its agents or representatives shall have the right to show the same to third persons upon no less than 2 business days notice to Tenant and to place "For Rent" notices on the front of the Demised Premises.

h. No Liens by Tenant. Tenant shall not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant's agents or employees.

i. Interpretation. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this
Lease.

All references to nouns and pronouns used herein shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

No provisions of this Lease shall be construed by any court or other judicial authority against either Landlord or Tenant by reason of any such party being deemed to have drafted or structured such provision.

The words "hereby", "herein", "hereof", "hereto", "hereunder", and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the Subparagraph or Paragraph wherein such words appears, unless expressly so modified.

j. Survival of Tenant's Obligations. All obligations of Landlord and Tenant which by their nature involve performance, in any particular, after the end of the term, or which cannot be ascertained to have been fully performed until after the end of the term, shall survive the expiration or sooner termination of the term.

k. Trial by Jury Waiver. The parties hereby agree to binding arbitration under the auspices of the American Arbitration Association. Both parties agree that they will abide by the decision of the arbitrator.

l. Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties.

m. Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory as Tenant will be jointly and severally liable with each other signatory for payment and performance of all obligations of Tenant under this Lease.

n. Authority. If Tenant signs this Lease as a corporation, partnership or limited partnership, each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, partnership or limited partnership, as the case may be, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and

Schedule A

Demised Premises


CUTLER HOLDINGS
LEASE EXHIBIT:
USEABLE S.F
LE.09

authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so, and that signing binds the Tenant to the terms of this Lease.

o. Recording. Tenant shall not record this Lease or any Memorandum of this Lease. Any such recording by Tenant shall be a material breach of this Lease.

p. Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under and present or future laws in the event of Landlord's obtaining possession of the Demised Premises by reason of Tenant's violation of the provisions of this Lease.

q. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease. Each party shall indemnify and hold the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD: CUTLER HOLDINGS L.L.C.

By: ______________________
William Cutler, Member

TENANT: MYOS CORPORATION

By: ______________________